Exhibit 4.14

EXECUTION VERSION

Termination Agreement

This Termination Agreement (this “Agreement”) is made on February 16, 2017 in Beijing by and among:

Party A: Shanghai Smart Words Software Technology Co., Ltd., a wholly foreign-owned enterprise incorporated and registered in Beijing under the laws of the People’s Republic of China (the “PRC”), with its registered address at Room 707-2, 200 Huiyuan Road, Jiading Industrial District, Shanghai;

Party B: Beijing Century Friendship Education Investment Co., Ltd., a domestic enterprise incorporated and registered in Beijing under the laws of the PRC, with its registered address at B206, No. 2-202 of Haidian East 3rd Street, Haidian District, Beijing; and

Party C: New Oriental Education & Technology Group Co., Ltd a domestic enterprise incorporated and registered in Beijing under the laws of the PRC, with its registered address at 9/F, No. 6 of Haidianzhong Street, Haidian District, Beijing.

(Party A, Party B and Party C are referred hereinafter individually as a “Party”, collectively the “Parties”.)

RECITALS

(A) WHEREAS, the Parties have entered into a call option agreement dated April 23, 2012 in Beijing, attached hereto as Schedule I (the “Call Option Agreement”);

(B) WHEREAS, the Parties have entered into an equity pledge agreement dated April 23, 2012 in Beijing attached hereto as Schedule II (the “Equity Pledge Agreement”) and a supplement to the Equity Pledge Agreement dated September 19, 2014 in Beijing attached hereto as Schedule III (the “Supplement”); and

(C) WHEREAS, the Parties agree to terminate each of the Call Option Agreement, the Equity Pledge Agreement and the Supplement.

(D) NOW, THEREFORE, in consideration of the terms and agreements contained herein, by which the Parties agree to be legally bound, the Parties agree as follow:

AGREEMENTS

1. The Parties hereby acknowledge and agree that the Call Option Agreement, the Equity Pledge Agreement and the Supplement set forth under the recitals of the Agreement shall be terminated as of the date of this Agreement.

2. This Agreement shall be effective as of the date first written above, subject to signature hereof by each of the Parties.

3. Within thirty (30) business days as of the date hereof or any other period as soon as practicable possible, Party B and Party C will initiate processing and complete relevant procedures with applicable industrial and commercial authority, deregister Party B’s pledge of the 37% equity interests of Party C held by it in favor of Party A provided under the Equity Interests Pledge Agreement (the “Pledged Equity Interests”), and obtain evidence for such deregistration from the competent registration authority in writing.

4. Upon the date hereof, Party A shall return the register of shareholders containing the Pledged Equity Interests maintained by it or any person designated by it, and Party B and Party C shall update the register of shareholders of Party C reflecting deregistration of the Pledged Equity Interests.

5. Upon the date hereof, Party A shall return the Equity Interests Transfer Agreement signed and delivered to the custody of Party A by Party B under the Call Option Agreement.

6. This Agreement shall constitute the entire agreements among the Parties regarding the subject matter hereof.

EXECUTION VERSION

7. Any and all disputes arising from performance of this Agreement shall be resolved by negotiations of the Parties and, if the negotiations fail, submitted to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be in Beijing, and the arbitrary award shall be final and conclusive.

8. This Agreement is in three counterparts with each Party holding one of them, and each of the executed counterpart shall have the same effect.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed on the date first written above.

Party A: Shanghai Smart Words Software Technology Co., Ltd.
Authorized Representative:

Signature:	/s/ Authorized Representative
Seal:	/s/ Shanghai Smart Words Software Technology Co., Ltd.

Party B: Beijing Century Friendship Education Investment Co., Ltd.

Authorized Representative:

Signature:	/s/ Authorized Representative
Seal:	/s/ Beijing Century Friendship Education Investment Co., Ltd.

Party C: New Oriental Education & Technology Group Co., Ltd

Authorized Representative:

Signature:	/s/ Authorized Representative
Seal:	/s/ New Oriental Education & Technology Group Co., Ltd

EXECUTION VERSION

SCHEDULE I

The Call Option Agreement made by and among Shanghai Smart Words Software Technology Co., Ltd., Beijing Century Friendship Education Investment Co., Ltd., and Beijing New Oriental Education & Technology (Group) Co., Ltd. dated April 23, 2012

EXECUTION VERSION

SCHEDULE II

The Equity Interests Pledge Agreement made by and among Shanghai Smart Words Software Technology Co., Ltd., Beijing Century Friendship Education Investment Co., Ltd., and Beijing New Oriental Education & Technology (Group) Co., Ltd. dated April 23, 2012

EXECUTION VERSION

SCHEDULE III

The Supplement to the Equity Interests Pledge Agreement made by and among Shanghai Smart Words Software Technology Co., Ltd., Beijing Century Friendship Education Investment Co., Ltd., and Beijing New Oriental Education & Technology (Group) Co., Ltd. dated September 19, 2014